As filed with the Securities and Exchange Commission on May 20, 1997
                                   Registration No. 333-
----------------------------------------------------------------------
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                 ------------------------------------

                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                 ___________________________________

                          TEMPLE-INLAND INC.
        (Exact name of registrant as specified in its charter)

          DELAWARE                              75-1903917
(State or other jurisdiction of      (IRS Employer Identification No.)
incorporation or organization)

                        303 South Temple Drive
                            P.O. Drawer N
                         Diboll, Texas 75941
     (Address of principal executive offices, including zip code)

                          TEMPLE-INLAND INC.
                        1997 STOCK OPTION PLAN
                       (Full title of the plan)

                       M. RICHARD WARNER, ESQ.
                          Temple-Inland Inc.
                        303 South Temple Drive
                            P.O. Drawer N
                         Diboll, Texas  75941
                            (409) 829-7729
                (Name, address, and telephone number,
              including area code, of agent for service)


                   CALCULATION OF REGISTRATION FEE

                                Proposed
 Title of                       Maximum       Proposed Maximum
 Securities                     Offering      Aggregate          Amount of
 to be          Amount to be    Price Per     Offering           Registration
 Registered     Registered      Share         Price              Fee

 Common Stock,
   $1.00 par
   value (1)     2,400,000 (2)  $ 58.19(2)    $ 139,656,000(2)   $42,320.00


(1) Including the related Preferred Stock Purchase Rights issued or to be issued in the amount of one-half right per share pursuant to the Rights Agreement, dated February 3, 1989, between Temple-Inland Inc. and First Chicago Trust Company of New York, as Rights Agent.

(2) Estimated in accordance with Rule 457 (c) and (h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices for shares of the Registrant's Common Stock on May 16, 1997, on the New York Stock Exchange.


The Index to Exhibits appears on page ___.         Page 1 of ___ Pages

                               PART II

            INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the Commission ) are incorporated by reference in this Registration Statement:

     (a)  The Annual Report on Form 10-K for Temple-Inland Inc.
( Temple-Inland ) for the fiscal year ended December 28, 1996;

     (b) The Quarterly Report on Form 10-Q for Temple-Inland for the fiscal quarter ended March 29, 1997;

     (c) The description of the common stock, par value $1.00 per share, of Temple-Inland (the Common Stock ), which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the Exchange Act ), contained in the Registration Statement on Form 8-A filed with the Commission on December 7, 1983, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (No. 33-7091) under the heading
 Description of Common Stock, including any amendment or report filed for the purpose of updating such description; and

     (d) All reports and other documents subsequently filed by Temple-Inland and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, as of the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES. (OMITTED)


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The opinion as to the validity of the shares of Common Stock, the issuance of which is being registered hereby, is being given by M. Richard Warner, Esq., who is the Vice President, General Counsel, and Secretary of Temple-Inland. As of April 30, 1997, Mr. Warner was deemed to be the beneficial owner of 46,269 shares of the Common Stock (including options exercisable within 60 days).

     The consolidated financial statements of Temple-Inland and subsidiaries incorporated by reference in the Annual Report on Form 10-K of Temple-Inland for the year ended December 28, 1996, and the related financial statement schedule included therein have been audited by Ernst &

Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference or included therein and incorporated herein by reference. Such consolidated financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.


ITEM 6.   INDEMNIFICATION.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the Delaware Statute ), Temple-Inland's Certificate of Incorporation provides that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Statute relating to certain unlawful dividends and stock repurchases, or (iv) for any transaction from which such director derived an improper personal benefit.

     Section 145 of the Delaware Statute permits indemnification in cases when a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases when the director or officer acted in good faith and in a manner that he reasonably believed was in, or not opposed to, the best interest of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his conduct was unlawful. In the case of a claim by a third party (that is, a party other than the corporation), the Delaware Statute permits indemnification for judgments, fines, and amounts paid in settlement, as well as expenses. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), indemnification under the Delaware Statute is limited to expenses, but does not cover judgments or amounts paid in settlement, and no indemnification of expenses is permitted if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication, but in view of all the circumstances, such indemnification is nonetheless proper. The Delaware Statute also permits the advancement of expenses to directors and officers upon receipt by the corporation of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified.

     Article VI of Temple-Inland's By-laws generally provides that, subject to certain limitations, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed legal action, suit or proceeding whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, or employee of Temple-Inland or is or was a director, officer, or employee of Temple-Inland or a direct or indirect wholly-owned subsidiary of Temple-Inland (except Guaranty Federal Bank, F.S.B.) or is or was serving at the request of the corporation as a director, officer, employee, or agent of any such subsidiary or another company, consumer savings bank, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent authorized by the Delaware Statute, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Temple-Inland (and with respect to a criminal action, had no reason to believe his conduct was unlawful) except that with respect to actions brought by or in the right of Temple-Inland, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudicated to be liable to Temple-Inland, unless and only to the extent that the applicable court determines, upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Such indemnification shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators.
Article VI provides that Temple-Inland may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to Temple-Inland of an undertaking, by or on behalf of such director, officer, employee, or agent to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article VI.

     Both the Delaware Statute and Article VI of Temple-Inland's By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. Temple-Inland has entered into Indemnification Agreements with each of its directors that are intended to assure the directors that they will be indemnified to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware Statute permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. Under an insurance policy maintained by Temple-Inland, Temple-Inland is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity, and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by Temple-Inland.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act ), may be permitted to directors, officers, or persons controlling Temple-Inland pursuant to the foregoing provisions, Temple-Inland has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.  (NOT APPLICABLE)


ITEM 8.   EXHIBITS.

     4.01 - Certificate of Incorporation of Temple-Inland (Exhibit 3.01)1 as amended as of May 4, 1987 (Exhibit 4.01)2, and as of May 4, 1990 (Exhibit 4.01)3

     4.02 - By-laws of Temple-Inland (Exhibit 3.02)1 as amended as of February 6, 1987 (Exhibit 3.02)4, as of August 4, 1989 (Exhibit 4.02)5, as of February 2, 1990 (Exhibit 3.02)6, as of November 2, 1990 (Exhibit 4.02)7, and as of May 3, 1991 8

     4.03 - Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock dated February 16, 1989 (Exhibit 4.04)9

     4.04 -    Rights Agreement, dated February 3, 1989, between
               Temple-Inland and First Chicago Trust Company of New York, as Rights Agent (Exhibit 4.1)10

     4.05 - Form of Specimen Common Stock Certificate of Temple-Inland (Exhibit 4.03)11

     4.06 -    Temple-Inland Inc. 1997 Stock Option Plan 12

     5.01 - Opinion of M. Richard Warner, Esq. General Counsel of the Registrant, as to validity of Common Stock being registered 13

     23.01-    Consent of Independent Auditors (Ernst & Young LLP)13

     23.02-    Consent of Attorneys (M. Richard Warner, Esq.)
               (included in his opinion filed as Exhibit 5.01) 13

     24.01 -   Power of Attorney for Directors (on signature page)
________________________


     1 Incorporated by reference to the indicated Exhibit filed with the Registration Statement No. 2-87570 on Form S-1 filed by Temple-Inland with the Commission.

     2 Incorporated by reference to the indicated Exhibit filed with the Post-Effective Amendment No. 2 to the Registration Statement No. 2-88202 on Form S-8 filed by Temple-Inland with the Commission.

     3 Incorporated by reference to the indicated Exhibit filed with Post-Effective Amendment No. 1 to Registration
          Statement No. 33-25650 on Form S-8 filed by Temple-Inland with the Commission.

     4 Incorporated by reference to the indicated Exhibit filed with the Annual Report on Form 10-K for the fiscal year ended January 3, 1987, filed by Temple-Inland with the Commission.

     5 Incorporated by reference to the indicated Exhibit filed with Registration Statement No. 33-31004 on Form S-8 filed by Temple-Inland with the Commission.

     6 Incorporated by reference to the indicated Exhibit filed with the Annual Report on Form 10-K for the fiscal year ended December 30, 1989, filed by Temple-Inland with the Commission.

     7 Incorporated by reference to the indicated Exhibit filed with the Quarterly Report on Form 10-Q for the quarter ended September 29, 1990, filed by Temple-Inland with the Commission.

     8 Incorporated by reference to the indicated Exhibit filed with the Registration Statement No. 33-40381 on Form S-8 filed by Temple-Inland with the Commission.

     9 Incorporated by reference to the indicated Exhibit filed with the Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed by Temple-Inland with the Commission.

     10 Incorporated by reference to the indicated Exhibit filed with the Current Report on Form 8-K filed by Temple-Inland with the Commission on February 16, 1989.

     11 Incorporated by reference to the indicated Exhibit filed with Registration Statement No. 33-27286 on Form S-8 filed by Temple-Inland with the Commission.

     12 Incorporated by reference to the indicated Appendix filed with the Definitive Proxy Statement of Temple-Inland related to the Annual Meeting of Stockholders held May 2, 1997.

     13   Filed herewith.



ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
     Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Diboll, State of Texas, on May 20, 1997.


                                   TEMPLE-INLAND INC.
                                   (Registrant)


                                   By:   /s/ Clifford J. Grum
                                             Clifford J. Grum
                                        Chairman of the Board and
                                         Chief Executive Officer


                          POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints M. Richard Warner and David H. Dolben and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the datesindicated.

          Signature        Capacity                      Date

/s/ Clifford J. Grum       Director, Chairman of the     May 20, 1997
    Clifford J. Grum       Board and Chief
                           Executive Officer

/s/Kenneth M. Jastrow, II  Chief Financial Officer       May 20, 1997
   Kenneth M. Jastrow, II

/s/ David H. Dolben        Vice President (Chief         May 20, 1997
    David H. Dolben        Accounting Officer)

/s/ Paul M. Anderson       Director                      May 20, 1997
    Paul M. Anderson

/s/ Robert Cizik           Director                      May 20, 1997
    Robert Cizik

/s/ Anthony M. Frank       Director                      May 20, 1997
    Anthony M. Frank

/s/ William B. Howes       Director                      May 20, 1997
    William B. Howes

/s/ Bobby R. Inman         Director                      May 20, 1997
    Bobby R. Inman

/s/ Herbert A. Sklenar     Director                      May 20, 1997
    Herbert A. Sklenar

/s/ Walter P. Stern        Director                      May 20, 1997
    Walter P. Stern

/s/ Arthur Temple III      Director                      May 20, 1997
    Arthur Temple III

/s/ Charlotte Temple       Director                      May 20, 1997
    Charlotte Temple

/s/ Larry Temple           Director                      May 20, 1997
    Larry Temple

                          INDEX TO EXHIBITS


                                                          Sequentially
Exhibit                                                     Numbered
Number         Description                                   Page

5.01           Opinion of M. Richard Warner

23.01          Consent of Independent Auditors
               (Ernst & Young LLP)
23.02          Consent of Attorney (included in
               the opinion filed as Exhibit 5.01)

24.01          Power of Attorney for Directors
               (on signature page)